UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Donaldson Company Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on
November 17, 2017. The Company’s stockholders voted on each of the proposals detailed in the Company’s 2017 Proxy Statement.

Item 1

The Company’s stockholders elected three individuals to the Board of Directors as set forth below:

	FOR	WITHHELD	BROKER NON-VOTE
Tod E. Carpenter	102,560,295	3,543,816	12,340,976
Pilar Cruz	98,975,561	7,128,550	12,340,976
Ajita G. Rajendra	90,080,294	16,023,817	12,340,976

Item 2

The Company’s stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
102,483,040	3,087,716	533,355	12,340,976

Item 3

The Company’s stockholders approved a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers as set forth below:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
90,113,192	1,178,674	14,527,985	284,260	12,340,976

In consideration of the stockholder support for the Board of Director’s recommendation to hold future non-binding advisory votes on the compensation of the Company’s Named Executive Officers every year, the Board has determined to proceed with holding this vote annually.

Item 4

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2018 as set forth below:

FOR	AGAINST	ABSTAIN
116,223,529	2,115,398	106,160

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 21, 2017
DONALDSON COMPANY, INC.

By: /s/ Amy C. Becker

Name: Amy C. Becker
Title: Vice President, General Counsel and Secretary